Registration No. 33-34836



                    SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.
                                  20549

                      POST-EFFECTIVE AMENDMENT NO. 2
                                   TO
                                 FORM S-8
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933

                          TEXFI INDUSTRIES, INC.
           (Exact name of registrant as specified in its charter)

   Delaware                                           56-0795032
(State or other jurisdiction                         (I.R.S. Employer
of incorporation or organization)                     Identification No.)

                      5400 Glenwood Avenue, Suite 215
                      Raleigh, North Carolina  27612
          (Address of Principal Executive Offices)     (Zip Code)

                          TEXFI INDUSTRIES, INC.
                  1990 RESTRICTED INCENTIVE STOCK PLAN
                        (Full title of the plan)

                  DANE L. VINCENT, CHIEF FINANCIAL OFFICER
                              AND TREASURER
                          Texfi Industries, Inc.
                      5400 Glenwood Avenue, Suite 215
                       Raleigh, North Carolina  27612
                  (Name and address of agent for service)

                             (919) 783-4736
      (Telephone number, including area code, of agent for service)





     This Post-Effective Amendment to the Registration Statement shall become effective upon the date of filing pursuant to Rule 464 promulgated under the Securities Act of 1933, as amended.

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Deregistration of Shares

     Texfi Industries, Inc. (the "Company") registered 150,000 shares of the Company's Common Stock on Form S-8 (Registration No. 33-34836) relating to the Company's 1990 Restricted Incentive Stock Plan. The purpose of this Post-Effective Amendment No. 2 is to deregister 109,089 shares of the Company's Common Stock which were included in the 150,000 shares registered under the 1990 Restricted Incentive Stock Plan (Registration No. 33-34836) and remained unsold at the termination of the plan.

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                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, State of North Carolina, on July 8, 1997.

                              TEXFI INDUSTRIES, INC.


                              By: /s/Richard L. Kramer
                                   Richard L. Kramer
                                   Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                         Date



/s/Richard L. Kramer     Chairman of the Board of      July 8, 1997
Richard L. Kramer        Directors

/s/William L. Remley     Chief Executive Officer and   July 8, 1997
William L. Remley        Vice Chairman of the Board

/s/Andrew J. Parise, Jr. President and Chief           July 8, 1997
Andrew J. Parise, Jr.    Operating Officer, Director

/s/Richard C. Hoffman    Director                      July 8, 1997
Richard C. Hoffman

/s/Joel J. Karp          Director                      July 8, 1997
Joel J. Karp

/s/John D. Mazzuto       Director                      July 8, 1997
John D. Mazzuto

/s/Dane L. Vincent       Chief Financial Officer, Vice July 8, 1997
Dane L. Vincent          President and Treasurer
                         (principal financial and
                          accounting officer)

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